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	Fingerhut Receivables, Inc.                     Fingerhut Master Trust                                     Monthly Report
	Securityholder's Statement                      Series 1998-2                                                      Jul-98
							                                           Class A         Class B            CTO         Class D             Total
	(i)   Security Amount                     337,500,000.00   51,136,000.00  61,364,000.00   61,364,000.00    511,364,000.00
	(ii)  Security Principal Distributed                0.00            0.00           0.00                              0.00
	(iii) Security Interest Distributed         1,752,187.50      277,412.80     371,603.76                      2,401,204.06

	Security Principal Distributed per $1,000      0.0000000       0.0000000      0.0000000
	Security Interest Distributed per $1,000       5.1916667       5.4250000      6.0557292
	(iv) Principal Collections                 24,097,039.88    3,651,040.69   4,381,305.94    4,381,305.94     36,510,692.45
	(v)  Finance Collections                    8,160,006.67    1,236,355.85   1,483,646.37    1,483,646.37     12,363,655.26
	      Recoveries                            1,223,778.99      185,419.74     222,506.59      222,506.59      1,854,211.91
	      Defeasance Funding Acct Earnings              0.00            0.00           0.00            0.00              0.00
	Total Finance Collections                   9,383,785.66    1,421,775.59   1,706,152.96    1,706,152.96     14,217,867.17
	Total Collections                          33,480,825.54    5,072,816.28   6,087,458.90    6,087,458.90     50,728,559.62
	(vi) Aggregate Amount of Principal Receivables                                                           1,177,101,873.03
	      Invested Amount (End of Month)      337,500,000.00   51,136,000.00  61,364,000.00   61,364,000.00    511,364,000.00
	      Floating Allocation Percentage         28.6721148%      4.3442289%     5.2131427%      5.2131427%       43.4426290%
	      Invested Amount (Beginning of Month)337,500,000.00   51,136,000.00  61,364,000.00   61,364,000.00    511,364,000.00
	      Average Daily Invested Amount                                                                        511,364,000.00
	(vii)  Receivable Delinquencies
	       Current                                                                                   77.19%  1,201,682,334.91
	       30 Days to 59 Days                                                                         5.71%     88,842,774.13
	       60 Days to 89 Days                                                                         3.96%     61,674,920.96
	       90 Days and Over                                                                          13.14%    204,543,234.92
	Total Receivables                                                                               100.00%  1,556,743,264.92
	(viii) Aggregate Investor Default Amount                                                                     8,924,826.55
		 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                              22.75%
	(ix)  Security Charge-Offs                          0.00            0.00           0.00            0.00              0.00

	(x)   Servicing Fee                           517,808.22       78,455.23      94,147.51       94,147.51        784,558.47

	(xi)  Pool Factor                               1.000000        1.000000       1.000000




	(xii) Unreimbursed Redirected Principal Collections             0.000000       0.000000        0.000000              0.00

	(xiii) Excess Funding Account Balance                                                                                0.00


	(xiv) CTO Trigger Event Occurrence                                                                                   None


		CTO Reserve Amount                                                                                                   N/A

	(xv) Number of New Accounts Added to the Trust                                                                     75,169


	(xvi) Revolving Receivables Reserve Account Balance                                                           $500,000.00


	(xvii) Defeasance Funding Account Balance                                                                            0.00


	Average Net Portfolio Yield                                                                                        13.49%

	Minimum Base Rate                                                                                                   8.31%

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